SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): May 21, 1996; (May 7, 1996)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                       0-26102                04-3196245
 (State or other                 (Commission               (IRS Employer
jurisdiction of                  File Number)           Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

     On May 7, 1996, American Radio Systems Corporation, a Delaware Corporation (the "Company"), and Secret Communications L.P., a Delaware limited partnership ("Secret"), issued a press release identifying the consideration to be used in a pending transaction between Secret and the Company, which was previously announced on April 18, 1996. Secret will transfer to the Company the assets of radio stations KSFM-FM and KMJI-AM in Sacramento, California and will pay the Company $20,000,000 in exchange for which the Company will transfer to Secret the assets of radio stations WFLN-FM in Philadelphia, Pennsylvania and WQRS-FM in Detroit, Michigan to be acquired pursuant to the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated March 15, 1996, by and among the Company, ARS Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Marlin Broadcasting, Inc., a Delaware corporation. The consummation of the transactions with Secret are subject to, among other things, the signing of a definitive Asset Exchange Agreement and approval from the Federal Communications Commission. For more information, see the Company's press release, dated May 7, 1996, which is attached herewith as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

     Exhibit 99.1 - Press Release, dated as of May 7, 1996

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN RADIO SYSTEMS CORPORATION
                                  (Registrant)



                                   By:  /s/ Michael B. Milsom
                                            Michael B. Milsom
                                            Vice President and General Counsel


Date:  May 15, 1996

                                  Exhibit Index

Number                     Description                           Page Number

99.1                       Press Release, dated                        5
                           as of May 7, 1996